UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2013

CEMPRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35405	45-4440364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

6340 Quadrangle Drive, Suite 100, Chapel Hill, NC	27517
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 313-6601

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On May 23, 2013, our Board of Directors appointed Michael R. Dougherty as a member of the Board, effective June 1, 2013. Mr. Dougherty was appointed as a Class I director and will hold office until Cempra’s 2015 Annual Meeting of Stockholders or until his successor is elected and qualified. The Nominating and Governance Committee of the Board recommended Mr. Dougherty for appointment to the Board. Mr. Dougherty also will serve on the Board’s Audit Committee and Nominating and Governance Committee, effective June 1, 2013.

There were no arrangements or understandings between Mr. Dougherty and any other person pursuant to which Mr. Dougherty was appointed to the Board and there are no related party transactions between Mr. Dougherty and Cempra.

On June 3, 2013, Mr. Dougherty will be granted 25,000 options exercisable for shares of Cempra common stock for his appointment to the Board. Mr. Dougherty options will vest in equal monthly installments over one year and have an exercise price equal to the closing price of Cempra’s common stock on June 3, 2013, as reported on the NASDAQ Global Market.

Mr. Dougherty was Chief Executive Officer, and Member of the Board of Directors, of Kalidex Pharmaceuticals, Inc. from May 2012 to October 2012. Mr. Dougherty was the President and Chief Executive Officer of Adolor Corp. and a member of the Board of Directors of Adolor from December 2006 until December 2011. Mr. Dougherty joined Adolor as Senior Vice President of Commercial Operations in November 2002, and until his appointment as President and Chief Executive Officer in December 2006, served in a number of capacities, including Chief Operating Officer and Chief Financial Officer. From November 2000 to November 2002, Mr. Dougherty was President and Chief Operating Officer of Genomics Collaborative, Inc., a privately held functional genomics company. Previously, Mr. Dougherty served in a variety of senior positions at Genaera Corporation, formerly Magainin Pharmaceuticals Inc., a publicly-traded biotechnology company, including as President and Chief Executive Officer, as well as a director, and at Centocor, Inc., a publicly-traded biotechnology company, including as Senior Vice President and Chief Financial Officer. Mr. Dougherty currently serves as a member of the Board of Directors of Viropharma, Inc and Biota Pharmaceuticals, Inc. Mr. Dougherty received a B.S. from Villanova University.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2013 annual meeting of stockholders for Cempra, Inc. was held on May 23, 2013.

At the meeting, our stockholders elected two Class II members to our board of directors, each for a three-year term expiring at the annual meeting of stockholders in 2016, as follows:

Members	Number of Shares Voted For	Number of Shares Withheld (Includes Abstentions)	Broker Non- Votes
Dov Goldstein, M.D.	17,254,238	22,114	1,720,349
John H. Johnson	13,569,227	3,707,125	1,720,349

At the meeting, our stockholders also approved the amendment to the 2011 Equity Incentive Plan, or 2011 Plan, increasing the number of shares available for issuance under the 2011 Plan by 1,500,000 for a total of 3,131,579 shares of common stock reserved for issuance under the 2011 Plan. The vote on the resolution was approved with 17,102,070 shares for, 168,471 shares against, 5,811 shares abstaining and 1,720,349 broker non-votes.

At the meeting, our stockholders also ratified the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. The vote for such ratification was 18,985,690 shares for, 11,011 shares against, 270 shares abstaining and no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEMPRA, INC.

Date: May 28, 2013	/s/ Mark W. Hahn
Mark W. Hahn, Chief Financial Officer